EXHIBIT 15

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 1, 2003, except as to Notes 2, 9 and 11 for which the date is March 9, 2004 on our review of interim financial information of Bristol-Myers Squibb Company (the “Company”) as of June 30, 2003 and for the three- and six-month periods ended June 30, 2003 and 2002 included in the Company’s quarterly report on Form 10-Q/A for the quarter ended June 30, 2003 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-30756-02, 33-58187, 333-02873, 333-65424 and 333-107414), Form S-4 (No. 333-09519) and Form S-3 (Nos. 33-33682, 33-62496, 333-49227 and 333-65444).

Such report is not a “report” or “part” of a registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933 and the independent accountants’ liability under Section 11 does not extend to such report.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

March 31, 2004

E-15-1